                                                                                                                           News Release

FOR IMMEDIATE RELEASE:

CONTACT:        Philip R. Mengel
                Chief Executive Officer
                U.S. Can Corporation
                (630) 678-8000

                                                U.S. CAN REPORTS FIRST QUARTER RESULTS

Lombard,  IL, May 16, 2005-- U.S.  Can  reported  net sales of $230.4  million for its first  quarter  ended April 3, 2005  compared to
$213.5  million for the  corresponding  period of 2004, an 8.0%  increase.  The increase is primarily  due to volume  increases of U.S.
Aerosol and Plastics products,  increased prices due to higher raw material costs, which were passed on to customers,  and the positive foreign  currency impact on sales made in Europe,  partially  offset by volume  decreases in the Company's  International  and Custom &
Specialty business segments.

For the first quarter,  U.S. Can reported  gross profit of $32.0 million or 13.9% to sales,  compared to $19.4 million or 9.1% to sales in 2004.  The  improvement  in first  quarter 2005 gross profit  dollars and gross profit  percentage  to sales over 2004  reflects the benefit of increased  Aerosol and Plastics  products  volume,  cost  reduction  programs,  improved  pricing due to higher raw material costs,  product mix,  improved  International  operating  performance  and financial  benefits  associated with the 2004 closing of the
Company's New Castle, PA lithography and the Elgin, IL (Olive Can) Custom & Specialty plants.

Selling,  general  and  administrative  expenses  for the first  quarter of 2005 were $10.9  million or 4.7% of sales  compared to $9.8 million or 4.6% of sales in the first  quarter of 2004.  The  increase  in the first  quarter of 2005  primarily  relates to  severance payments to be made over time to Company executives.

During the first quarter of 2005, the Company recorded  restructuring  charges of $0.5 million related to position elimination costs in
Europe.  The position  eliminations  related to the  continuation  of an early  termination  program in one  European  facility and the product line profitability review program in the Company's German food can business.

Other income of $0.2 million was recorded in the first quarter of 2005,  compared to $0.4 million in 2004. The other income  represents the Company's  share of the net income of its joint  venture  equity  investment in Argentina.  The first quarter of 2004 also included dividends related to an investment in operations that were formerly owned by the Company.

First  quarter 2005 interest  expense was $12.9  million as compared to $12.7  million for the first  quarter of 2004.  The increase in first quarter 2005 interest expense is due to higher average interest rates and higher average borrowings.

Bank  financing  fees for the first  quarter of 2005 were $0.7 million as compared to $1.4 million for the first  quarter of 2004.  The first quarter 2005 decrease is due to lower  amortization of fees  associated  with the Company's new Credit  Facility  entered into in
June 2004,  which are being  amortized  over the life of the  applicable  borrowings,  versus the fees and  expenses  previously  being amortized in conjunction with the Company's former Senior Secured Credit Facility.

Income tax expense was $1.1  million for the first  quarter of 2005 versus $0.3 million for the first  quarter of 2004.  Prior to 2004, the Company recorded  valuation  allowances as it could not conclude that it was "more likely than not" that the deferred tax assets of certain of its foreign  operations would be realized in the foreseeable  future.  In the fourth quarter of 2004, the Company recorded a valuation  allowance  for a portion of the  deferred  tax assets of its domestic  operations.  Accordingly,  the Company did not record income taxes for the first quarter of 2005 for domestic and certain  foreign  operations  and in the first quarter of 2004, for certain foreign operations.

The net income  before  preferred  stock  dividends  was $6.0  million  for the first  quarter of 2005,  compared  to a net loss before preferred stock dividends of $5.0 million for the first quarter of 2004.

Earnings before interest, taxes, depreciation,  amortization,  special charges relating to our restructurings and certain other charges and expenses,  as defined under the terms of our Credit Facility  ("Credit Facility EBITDA") was $30.2 million for the first quarter of
2005 versus $19.8 million for the first quarter of 2004. The Company  considers  Credit  Facility  EBITDA to be a useful measure of its current  financial  performance  and its ability to incur and service debt. In addition,  Credit  Facility  EBITDA is a measure used to determine the Company's  compliance with its Credit Facility.  The most directly  comparable GAAP financial  measure to Credit Facility
EBITDA is net income (loss).  Below is a quantitative  reconciliation  of the net income (loss) from operations  before preferred stock dividends to Credit Facility EBITDA.
                                                                1st Quarter
                                                       -------------------------------
                                                       ------------- --- -------------
                                                           2005              2004
                                                       -------------     -------------
                                                               (in millions)
Net Income (Loss)                                             $6.0        $     (5.0)

Plus:  Income Tax Provision                                     1.1               0.3
Plus:  Interest Expense                                       12.9              12.7
Plus:  Bank Financing Fees                                      0.7               1.4
Plus:  Depreciation and Amortization                            9.1               9.8
Plus:  Cash Special Charges                                     0.5               0.5
Plus:  Other (Deductions) Add-backs as Specified
       in Lending Agreement                                     (0.1)              0.1
                                                       -------------     -------------
                                                       -------------     -------------
Credit Facility EBITDA                                  $    30.2         $    19.8
                                                       =============     =============

At April 3, 2005,  $23.2 million had been borrowed under the $65.0 million  revolving loan portion of the Credit  Facility.  Letters of
Credit of $15.5  million  were also  outstanding  securing  the  Company's  obligations  under  various  insurance  programs  and other contractual agreements.  In addition, the Company's reported cash balance was $3.5 million.

U.S. Can  Corporation is a leading  manufacturer of steel  containers for personal care,  household,  automotive,  paint and industrial products in the United States and Europe, as well as plastic containers in the United States and food cans in Europe.

Certain  statements in this release  constitute  "forward-looking  statements"  within the meaning of the Federal securities laws. Such statements  involve  known  and  unknown  risks  and  uncertainties  which  may cause the  Company's  actual  results,  performance  or achievements to be materially  different than future  results,  performance or  achievements  expressed or implied in this release.  By way of example and not limitation and in no particular  order,  known risks and  uncertainties  include  general  economic and business conditions;  the  Company's  substantial  debt and  ability  to  generate  sufficient  cash flows to service  its debt;  the  Company's compliance with the financial covenants  contained in its various debt agreements;  changes in market conditions or product demand; the level of cost  reduction  achieved  through  restructuring  and  capital  expenditure  programs;  changes  in raw  material  costs  and availability;  downward selling price movements;  currency and interest rate  fluctuations;  increases in the Company's  leverage;  the
Company's ability to effectively  integrate  acquisitions;  changes in the Company's business strategy or development plans; the timing and cost of plant  closures;  the  success of new  technology;  and  increases  in the cost of  compliance  with laws and  regulations,
including  environmental  laws  and  regulations.  In  light  of  these  and  other  risks  and  uncertainties,   the  inclusion  of  a
forward-looking  statement  in this  release  should not be  regarded  as a  representation  by the  Company  that any future  results, performance or achievements will be attained.

                                                                 # # #
                                                        http://www.uscanco.com

                                                 U.S. CAN CORPORATION
                                               STATEMENT OF OPERATIONS
                                                     (Unaudited)
                                                (Dollars in Thousands)

                                                                       For the Quarterly Period Ended
                                                       ----------------------------------------------------------------
                                                               April 3, 2005                   April 4, 2004
                                                       ----------------------------------------------------------------

Net Sales                                               $             230,445          $             213,467

Cost of Goods Sold                                                     198,446                        194,095
                                                       ----------------------------------------------------------------

Gross Profit                                                             31,999                         19,372

Selling, General and Administrative Expenses                             10,908                           9,804

Special Charges                                                               513                            482

Other (Income)                                                               (167)                          (380)

Interest Expense                                                         12,940                         12,717

Bank Financing Fees                                                           729                         1,378
                                                       ----------------------------------------------------------------

Income (Loss) From Operations Before
   Income Taxes                                                            7,076                         (4,629)

Income Taxes                                                               1,090                             332
                                                       ----------------------------------------------------------------

Net Income (Loss) Before Preferred Stock
   Dividends                                                               5,986                         (4,961)
                                                       ----------------------------------------------------------------

Preferred Stock Dividends                                                 (4,134)                        (3,824)
                                                       ----------------------------------------------------------------

     Net Income (Loss)                                  $                 1,852        $                (8,785)
                                                       ================================================================

                                             U.S. CAN CORPORATION
                                                BALANCE SHEETS
                                   AS OF APRIL 3, 2005 and DECEMBER 31, 2004
                                                  (Unaudited)
                                            (Dollars in Thousands)

                                                                         April 3,             December 31,
                                                                           2005                   2004
                                                                  ----------------------------------------------
ASSETS

Current Assets                                                     $        245,254       $        229,234

Property, Plant and Equipment                                                220,231                 227,022

Noncurrent Assets                                                            100,413                 101,496
                                                                  ----------------------------------------------

Total Assets                                                       $        565,898       $         557,752
                                                                  ==============================================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities                                                $         156,947      $         170,811

Long-Term Debt                                                                573,021                550,551

Long-Term Liabilities                                                           69,468                 72,566

Preferred Stock                                                               166,387                162,253

Stockholders' Equity (Deficit)                                              (399,925)              (398,429)
                                                                  ----------------------------------------------

Total Liabilities and Stockholders' Equity                         $        565,898       $        557,752
                                                                  ==============================================